UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 26, 2011
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 26, 2011, Stone Energy Corporation, a Delaware corporation (“Stone”), entered into an amended and restated revolving credit facility (the “Agreement”) totaling $700 million through a syndicate of banks led by Bank of America, N.A.. The credit facility matures on September 15, 2014 or, if the notes issued under Stone’s 2004 indenture are retired on or before April 15, 2014, April 26, 2015. Stone’s initial borrowing base under the credit facility has been set at $400 million. The Agreement decreases Stone’s borrowing base grid by 25 basis points in respect of London Interbank Offering Rate (“Libor Rate”) advances and base rate advances. As of April 26, 2011, Stone had no outstanding borrowings under the credit facility and $61.1 million in letters of credit had been issued pursuant to the facility, leaving $338.9 of availability under the facility. The facility is required to be guaranteed by all of the material direct and indirect subsidiaries of Stone. As of April 26, 2011, the facility is guaranteed by Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Stone (“Stone Offshore”).
     The borrowing base under the credit facility is redetermined semi-annually, on May 1 and November 1, by the lenders taking into consideration the estimated value of the oil and gas properties of Stone and its direct and indirect material subsidiaries in accordance with the lenders’ customary practices for oil and gas loans. In addition, Stone and the lenders each have discretion at any time, but not more than two additional times in any calendar year, to have the borrowing base redetermined. The credit facility is collateralized by substantially all of Stone’s and Stone Offshore’s assets. Stone and Stone Offshore are required to mortgage, and grant a security interest in, their oil and gas reserves representing at least 80% of the discounted present value of the future net cash flows from their oil and gas reserves reviewed in determining the borrowing base.
     At Stone’s option, loans under the credit facility will bear interest at a rate based on the adjusted Libor Rate plus an applicable margin, or a rate based on the prime rate or Federal funds rate (with a floor based on the Libor Rate) plus an applicable margin. The credit facility provides for optional and mandatory prepayments, affirmative and negative covenants, and interest coverage ratio and leverage ratio maintenance covenants.
     Stone’s bank group includes Bank of America, N.A. as administrative agent; BNP Paribas, Natixis, and The Bank of Nova Scotia as syndication agents; Capital One, N.A. and Toronto Dominion (New York) LLC as documentation agents; and Barclays Bank PLC, Regions Bank, U.S. Bank National Association, IBERIABANK, Whitney National Bank and Sumitomo Mitsui Banking Corporation as participating banks.
     Stone intends to file the amended and restated credit facility as an exhibit to its next quarterly report on Form 10-Q.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: April 27, 2011	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer